As filed with the Securities and Exchange Commission on September 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED HAT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1364380
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1801 Varsity Drive Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

2004 Long-Term Incentive Plan, as amended and restated

(Full Title of the Plan)

Michael R. Cunningham, Esq.

General Counsel

Red Hat, Inc.

1801 Varsity Drive

Raleigh, North Carolina 27606

(Name and Address of Agent For Service)

(919) 754-3700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	21,000,000 shares	$57.03(2)	$1,197,630,000(2)	$137,249

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on September 20, 2012.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 21,000,000 shares of the registrant’s common stock, $0.0001 par value per share, to be issued under the registrant’s 2004 Long-Term Incentive Plan, as amended and restated (the “Plan”). In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-121507, filed with the Securities and Exchange Commission (the “Commission”) by the registrant on December 21, 2004, relating to the Plan, (ii) the registration statement on Form S-8, File No. 333-137904, filed with the Commission by the registrant on October 10, 2006, relating to the Plan and (iii) the registration statement on Form S-8, File No. 333-153680, filed with the Commission by the registrant on September 26, 2008, relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, State of North Carolina, on this 25th day of September, 2012.

RED HAT, INC.

By:	/s/ R. Brandon Asbill
R. Brandon Asbill
Assistant Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Red Hat, Inc., hereby severally constitute and appoint Michael R. Cunningham and R. Brandon Asbill, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Red Hat, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Whitehurst James M. Whitehurst	Director, President and Chief Executive Officer (Principal Executive Officer)	September 25, 2012

/s/ Charles E. Peters, Jr. Charles E. Peters, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 25, 2012

/s/ Mark E. Cook Mark E. Cook	Vice President and Controller (Principal Accounting Officer)	September 25, 2012

/s/ Sohaib Abbasi Sohaib Abbasi	Director	September 25, 2012

/s/ W. Steve Albrecht W. Steve Albrecht	Director	September 25, 2012

/s/ Jeffrey J. Clarke Jeffrey J. Clarke	Director	September 25, 2012

/s/ Marye Anne Fox Marye Anne Fox	Director	September 25, 2012

/s/ Narendra K. Gupta Narendra K. Gupta	Director	September 25, 2012

/s/ William S. Kaiser William S. Kaiser	Director	September 25, 2012

/s/ Donald H. Livingstone Donald H. Livingstone	Director	September 25, 2012

/s/ Henry Hugh Shelton Henry Hugh Shelton	Director	September 25, 2012

INDEX TO EXHIBITS

Number	Description

4.1(1)	Third Amended and Restated Certificate of Incorporation, as amended, of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2004 Long-Term Incentive Plan, as amended and restated

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 10, 2007 (File No. 001-33162) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2010 (File No. 001-33162) and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 25, 2012 (File No. 001-33162) and incorporated herein by reference.